Exhibit 1.01
Hill-Rom Holdings, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2019

This report for the year ended December 31, 2019 is presented to comply with Section 13(p) of the Securities Exchange Act of 1934 and Rule 13p-1 ("the Rule") and Form SD thereunder. The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (together with gold, "3TG") for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict. In accordance with the instructions to Form SD, this Conflict Minerals Report has not been audited by an independent private sector auditor.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the "Covered Countries"), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry ("RCOI") completed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

1.Company Overview

About Hill-Rom Holdings, Inc.

Hillrom is a global medical technology leader whose 10,000 employees have a single purpose: enhancing outcomes for patients and their caregivers by Advancing Connected CareTM. Around the world, our innovations touch over 7 million patients each day. They help enable earlier diagnosis and treatment, optimize surgical efficiency and accelerate patient recovery while simplifying clinical communication and shifting care closer to home. We make these outcomes possible through connected smart beds, patient lifts, patient assessment and monitoring technologies, caregiver collaboration tools, respiratory health devices, advanced operating room equipment and more, delivering actionable, real-time insights at the point of care.

2. Products and Raw Materials Overview

Products and Services

Patient Support Systems. Our innovative patient support systems include a variety of specialty frames and surfaces, such as Medical Surgical beds, Intensive Care Unit beds, and Bariatric patient beds, patient mobility solutions (such as lifts and other devices used to safely move patients), non-invasive therapeutic products and surfaces, and our communications technologies and software solutions.

Front Line Care. Our Front Line Care products include our patient monitoring and diagnostics products and our respiratory health products. Our patient monitoring and diagnostics products include blood pressure, physical assessment, vital signs monitoring, diagnostic cardiopulmonary, diabetic retinopathy screening, and thermometry products. Our respiratory health products include the Vest® System, VitalCough® System, MetaNeb® System and the Monarch ™ System.

Surgical Solutions. Our Surgical Solutions products include surgical tables, lights, and pendants utilized within the operating room setting. We also offer a range of positioning devices for use in shoulder, hip, spinal and lithotomy surgeries as well as platform-neutral positioning accessories for nearly every model of operating room table.

Exhibit 1.01
Raw Materials

Principal materials used in our products for each business segment include carbon steel, aluminum, stainless steel, wood and laminates, petroleum-based products, such as foams and plastics, and other materials, substantially all of which are available from multiple sources. Motors and electronic controls for electrically operated beds and certain other components are purchased from one or more manufacturers.

3. Supply Chain Overview

In order to manage the scope of this task, we rely upon our suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to our suppliers from their sub-tier suppliers.

We have conducted supplier training sessions designed to educate our suppliers and supply chain partners regarding the relevant SEC requirements and Hillrom’s due diligence expectations. As part of this education, we communicated the expectation to our suppliers that they are to provide the 3TG sourcing information to us per Hillrom’s conflict minerals policy. We sent our suppliers email communication requesting self-declaration and identification of the origin of any minerals included in the product(s) provided to Hillrom.

In addition, Hillrom has actively engaged in performing a comprehensive analysis of our product components, and the role that suppliers play throughout our manufacturing and product delivery processes. We defined our supply chain conflict minerals due diligence scope of work by including active suppliers that provide components and manufacturing activities that are likely to contain 3TG. We adopted Responsible Minerals Initiative’s (“RMI”) (previously known as the Conflict-Free Sourcing Initiative) standard of Conflict Minerals Reporting Templates and launched our conflict minerals due diligence communication survey to all 2100 suppliers of these defined components and manufacturing supplies from 2019.

4. RCOI and RCOI Conclusion

We conducted an analysis of our products and found that 3TG, can be found in Hillrom’s product categories. Therefore, the products that we manufacture are subject to the reporting obligations of Rule 13p-1.

Despite having conducted a good faith RCOI, Hillrom has been unable to determine the origin of all of the 3TG within our instruments and array of products.

Due to the vast array of Hillrom’s products and the size and complexity of our supply chain, it will take time for many suppliers to verify the origin of any conflict minerals. Using our supply chain due diligence processes (as more fully described in Section 5 below), driving accountability within the supply chain by leveraging the industry standard RMI program, and continuing our outreach efforts, we hope to further develop transparency into our supply chain.

5. Hillrom’s Conflict Minerals Due Diligence

5.1. Purpose:
As part of this due diligence, Hillrom has implemented a conflict minerals policy to ensure that we conduct our operations and activities in compliance with the conflict minerals legislation. The purpose of this policy is to outline the actions that need to be taken by Hillrom to ensure continued compliance with this policy.

5.2. Scope:
This policy is applicable to suppliers of components that are used in the manufacturing of Hillrom products.

5.3. Due Diligence Details:
5.3.1. The following actions were implemented in accordance with Hillrom’s conflict minerals policy:
5.3.1.1. A list of suppliers who provide components that are used in the manufacturing of Hillrom products       was compiled by Hillrom’s Sourcing Department.

Exhibit 1.01
5.3.1.2 Hillrom surveyed these suppliers to obtain self-declarations identifying the origin of any minerals, where applicable, included in the product(s) provided to Hillrom.
5.3.1.3. Hillrom contracted with a third party to conduct this data collection on behalf of Hillrom.
5.3.1.4. The third-party contractor that conducted this data collection utilized processes and systems agreed upon with Hillrom.
5.3.1.5. Data collected by the third-party contractor was accessible to Hillrom.
5.3.1.6. Hillrom used reasonable means to contact and obtain self-declarations from suppliers.

5.4. Design of Our Due Diligence
Our due diligence, as described above, have been developed in conjunction with the 2nd edition of The Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten. Hillrom designed our due diligence, management and measures to conform with the framework OECD Guidance.

Our conflict minerals due diligence includes: the continuous development of our Conflict Minerals Policy, management and governance structures with cross functional team members and executives, communication and supplier engagement, due diligence compliance and measurement, record keeping, and escalation procedures, if required.

5.5. Management Systems
As described above, Hillrom has adopted a company policy which is posted on our intranet as part of our Corporate Policies and Procedures.

5.6. Documentation
We conducted a survey of our suppliers using the template developed jointly by the companies of Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the RMI Conflict Minerals Reporting Template (the Template). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on RMI’s website: http://www.responsiblemineralsinitiative.org/. The Template is being widely adopted by many companies in their due diligence processes related to conflict minerals.

5.7. Supplier Engagement
With respect to the OECD requirement to strengthen engagement with suppliers, we engaged a third-party data collection and software vendor to conduct outreach, train, and in some cases, archive the received supplier responses. Supplier responses from this engagement has allowed us to render the conclusions and statement annotated in this report.

5.8. Maintain records
Hillrom has established our due diligence compliance and set forth a documentation and record maintenance mechanism to ensure the retaining of relevant documentation in a structured electronic database.

6. Survey Responses

At the outset of our 2019/2020 RCOI, Hillrom elected to survey our known component and outsourced manufacturing supply chain, most likely to provide components and products to Hillrom with 3TG. This consisted of 2100 total suppliers.

Hillrom has created and maintained a database of the 2100 provided supplier responses. Hillrom has cross referenced this inventory of declared sources and validated our progress related to known smelters that have undergone audits to be validated as conflict free sources. A list of the declared conflict free smelters has been included as part of this filing in the table below. Hillrom will continue to evaluate its supply chain in the coming years. We anticipate continued progress that will be driven by industries collective efforts to establish conflict free

Exhibit 1.01
supply chains, as the SEC’s position related to reporting obligations is clarified, and the RMI programs efforts to audit and verify smelters and refiners of 3TG continue to mature.

Metal	Official Smelter Name	Smelter Country
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	8853 S.p.A.	Italy
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Advanced Chemical Company	United States
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Geib Refining Corporation	United States
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	L'Orfebre S.A.	Andorra
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Morris and Watson Gold Coast	Australia
Gold	Pease & Curren	United States
Gold	SAAMP	France
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Tony Goetz NV	Belgium
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Sudan Gold Refinery	Sudan
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Guangdong Jinding Gold Limited	China
Gold	T.C.A S.p.A	Italy
Gold	African Gold Refinery	Uganda

Exhibit 1.01

Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Bangalore Refinery	India
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Aurubis AG	Germany
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Nihon Material Co., Ltd.	Japan
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	DS PRETECH Co., Ltd.	Korea, Republic of
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	QG Refining, LLC	United States
Gold	HeeSung Metal Ltd.	Korea, Republic of
Gold	Heimerle + Meule GmbH	Germany
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Boliden AB	Sweden
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic of
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Caridad	Mexico
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	PAMP S.A.	Switzerland
Gold	United Precious Metal Refining, Inc.	United States

Exhibit 1.01

Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Chimet S.p.A.	Italy
Gold	Valcambi S.A.	Switzerland
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Chugai Mining	Japan
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Japan Mint	Japan
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	PX Precinox S.A.	Switzerland
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Yamakin Co., Ltd.	Japan
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	NH Recytech Company	Korea, Republic of
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Asahi Refining USA Inc.	United States
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	AU Traders and Refiners	South Africa
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Royal Canadian Mint	Canada
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Sai Refinery	India
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Sabin Metal Corp.	United States
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Safimet S.p.A	Italy

Exhibit 1.01

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	SAFINA A.S.	Czech Republic
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Dowa	Japan
Gold	Samduck Precious Metals	Korea, Republic of
Gold	SAMWON METALS Corp.	Korea, Republic of
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Abington Reldan Metals, LLC	United States
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Marsam Metals	Brazil
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Materion	United States
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	NPM Silmet AS	Estonia
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China

Exhibit 1.01

Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic Of
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	D Block Metals, LLC	United States
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tantalum	QuantumClean	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	Kemet Blue Powder	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Soft Metais Ltda.	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo Belgium N.V.	Belgium
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	CV Dua Sekawan	Indonesia

Exhibit 1.01

Tin	PT Rajehan Ariq	Indonesia
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Alpha	United States
Tin	Mitsubishi Materials Corporation	Japan
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Thaisarco	Thailand
Tin	PT Bangka Serumpun	Indonesia
Tin	Pongpipat Company Limited	Myanmar
Tin	Tin Technology & Refining	United States
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	Gejiu Jinye Mineral Company	China
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	CV Ayi Jaya	Indonesia

Exhibit 1.01

Tin	PT Prima Timah Utama	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Rui Da Hung	Taiwan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Dowa	Japan
Tin	PT Menara Cipta Mulia	Indonesia
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Super Ligas	Brazil
Tin	Metallo Spain S.L.U.	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Moliren Ltd.	Russian Federation

Exhibit 1.01

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Niagara Refining LLC	United States
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China

Exhibit 1.01
(Please refer to http://www.conflictfreesourcing.org/conflict-free-smelter-refiner-lists/ for more detailed information about currently identified conflict free smelters and refineries lists and relied upon industry methods.)